Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Barrick Gold Corporation (the company) of our report dated February 17, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.2 to the company’s Form 6-K dated February 18, 2021. We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 14, 2021

    PricewaterhouseCoopers LLP

    PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

    T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

    “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.